UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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February 27, 2017

Dear Valued Shareholder,

We still need your help.  A special meeting of shareholders of your Fund, the Orinda Income Opportunities Fund, is scheduled to be held on Wednesday, March 15th.  We thank you for being an investor and we very much need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

The details of the special meeting are described in the proxy statement that has been sent to all shareholders.  That document can be found at proxyonline.com/docs/orinda2017.pdf.  If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-714-3306 extension 11378 for assistance.  Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.

Your vote is important no matter how many shares you own. Voting your shares soon will help us to avoid additional costly follow-up efforts.  Please cast your vote using one of the methods below.

We apologize for the additional follow-up.  Thank you for your time and your support of your Orinda Income Opportunities Fund.

Sincerely,

Douglas G. Hess
President
Advisors Series Trust

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Advisors Series Trust ● Orinda Income Opportunities Fund
615 East Michigan Street, Milwaukee, Wisconsin, 53202
OBO

February 27, 2017

Dear Valued Shareholder,

We still need your help.  A special meeting of shareholders of your Fund, the Orinda Income Opportunities Fund, is scheduled to be held on Wednesday, March 15th.  We thank you for being an investor and we very much need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

The details of the special meeting are described in the proxy statement that has been sent to all shareholders.  That document can be found at proxyonline.com/docs/orinda2017.pdf.  If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-714-3306 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.

Your vote is important no matter how many shares you own. Voting your shares soon will help us to avoid additional costly follow-up efforts.  Please cast your vote using one of the methods below.

We apologize for the additional follow-up.  Thank you for your time and your support of your Orinda Income Opportunities Fund.

Sincerely,

Douglas G. Hess
President
Advisors Series Trust

1.
Vote by Phone. Call one of our proxy specialists toll-free at 1-800-714-3306, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Advisors Series Trust ● Orinda Income Opportunities Fund 615 East Michigan Street, Milwaukee, Wisconsin, 53202 NOBO/Registered